UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2012

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

In accordance with General Instruction B.2 of Form 8-K, the following information, including the exhibit referenced therein, is being furnished pursuant to Item 7.01 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On May 23, 2012, Joseph W. Craft III, President and Chief Executive Officer of Alliance Resource Partners, L.P. (NASDAQ: ARLP) and Alliance Holdings GP, L.P. (NASDAQ: AHGP), made a presentation at the National Association of Publicly Traded Partnerships 2012 Master Limited Partnership Investor Conference in Connecticut. A copy of the presentation materials is attached hereto as Exhibit 99.1.

The audio portion of Mr. Craft’s presentation will be available via webcast at http://www.wsw.com/webcast/naptp5/arlp/ and for replay for 30 days following the conference. The related presentation will also be available May 23, 2012 on both ARLP’s website (http://www.arlp.com) and AHGP’s website (http://www.ahgp.com) under “Investor Information” and “Investor Presentations.”

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Presentation materials for the National Association of Publicly Traded Partnerships 2012 Master Limited Partnership Investor Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its managing general partner

By:	/s/ JOSEPH W. CRAFT III
Joseph W. Craft III
President and Chief Executive Officer

Date: May 23, 2012

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